Exhibit 23.1

DAVIS ACCOUNTING GROUP, P.C.
A Certified Public Accounting Firm
1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808  •  FAX (435) 865-2821

Andrian Burenta, President and Director
Nature’s Call Brands, Inc.
2625 Butterfield Road, Suite 138S
Oak Brook, IL 60523

Dear Mr. Burenta,

CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation in Amendment No. 1 to the Registration Statement of Nature’s Call Brands, Inc. on Form S-1/A of our report on the financial statements of the Company as its registered independent auditors dated October 20, 2009, as of and for the period ended November 30, 2008.  We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
December 17, 2009.